Exhibit 10.6

Petroleum Development Corporation
2005 Non-Employee Director Restricted Stock Plan
Amended and Restated as of March 8, 2008

Section 1.	Introduction

1.1
The Plan; Effective Date; Duration   Petroleum Development Corporation, a Nevada corporation (the “Corporation”), amends and restates the Petroleum Development Corporation 2005 Non-Employee Director Restricted Stock Plan (the “Plan”), originally effective as of June 10, 2005 (“Effective Date”).  Subject to the approval by the Corporation’s stockholders, the Plan, as amended and restated, will become effective as of March 8, 2008 (the “Restatement Effective Date”).  The Plan will continue in effect until all awards have been granted covering all available shares of Stock (as hereinafter defined) or until the termination of the Plan.  For purposes of the Plan, a “non-employee director” means any director of the Corporation (as hereinafter defined) who is not an employee of the Corporation or any of its affiliates or subsidiaries.

1.2
Purpose.  The purpose of the Plan is to provide each non-employee member (“Director”) of the Board of Directors (the “Board”) of the Corporation with awards of shares of common stock, par value $.01 per share or other successor security (“Stock”) of the Corporation, subject to the restrictions and other provisions of the Plan (“Restricted Stock”).  It is intended that the Plan will (a) permit Directors to increase their stock ownership and proprietary interest in the Corporation and enhance their identification with the interests of the Corporation's stockholders (“Stockholders”), (b) provide a means of compensating Directors that will help attract qualified candidates to serve as Directors, and (c) induce incumbent Directors to continue to serve if the Board desires that they remain on the Board.

1.3	Shares of Stock Available Under the Plan.

a.
Subject to any adjustments made pursuant to Section 1.3(c), the aggregate number of shares of Stock that may be issued under the Plan shall be 100,000.  No fractional shares of Stock will be issued under the Plan.

b.
Shares of Stock awarded under the Plan may be (i) authorized but unissued shares of Stock, (ii) previously issued shares of Stock reacquired by the Corporation, including shares purchased in the open market, or (iii) a combination thereof.

c.
As determined by the Compensation Committee of the Board or such other committee of directors (the “Committee”) as may be designated by the Board, in their best judgment, appropriate and equitable adjustment may be made in the number of shares of Stock available under the Plan and covered by Plan awards in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Corporation, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Corporation.

Section 2.	Restricted Stock Awards

2.1	Award Dates

a.
As of the date of each annual meeting of Stockholders (“Annual Meeting”), commencing with the 2005 Annual Meeting, each Director will be awarded such number of shares of Restricted Stock as determined by the Board, after consideration of the recommendation of the Committee.  Directors may, but need not, be awarded the same number of shares of Restricted Stock.

b.
A Director who is elected to the Board on a date other than the date of an Annual Meeting will be awarded such number of shares of Restricted Stock as of such date of election as determined by the Board, after consideration of the recommendation of the Committee.

c.	The Board shall cause the amount of the award for the plan year commencing upon the next Annual Meeting to be disclosed in the Corporation’s proxy statement for that Annual Meeting.

2.2
Issuance of Stock.  Subject to Section 2.7(c), as promptly as practical after the date as of which an award is made, the Corporation shall issue a certificate (“Certificate”), registered in the name of the Director receiving an award, representing the number of shares of Restricted Stock covered by the Director's award.

2.3
Rights of Holders of Restricted Stock.  Upon issuance of a Certificate, the Director in whose name the Certificate is registered will, subject to the provisions of the Plan including Section 2.7(b), have all of the rights of a Stockholder with respect to the shares of Restricted Stock represented by the Certificate, including the right to vote the shares and receive cash dividends and other cash distributions thereon.

2.4
Restricted Period.  Restricted Stock will be subject to the restrictions set forth in Sections 2.5 and 2.7 of the Plan and the other provisions of the Plan for a period (the “Restricted Period”) commencing on the date as of which the Restricted Stock is awarded (the “Award Date”) and ending on the earliest of the first to occur of the following:

a.	the retirement of the Director from the Board in compliance with the Board’s retirement policy as then in effect;

b.	the termination of the Director’s service on the Board as a result of the Director’s not being nominated for reelection by the Board;

c.
the termination of the Director’s service on the Board because of the Director’s resignation or failure to stand for reelection with the consent of the Corporation’s Board (which means approval by at least 80% of the directors voting, with the affected Director abstaining);

d.	the termination of the Director’s service on the Board because the Director, although nominated for reelection by the Board, is not reelected by the Stockholders;

e.
the termination of the Director’s service on the Board because of (i) the Director’s resignation at the request of the Nominating and Governance Committee of the Board (or successor committee), (ii) the Director’s removal by action of the Stockholders or by the Board, or (iii) a Change in Control of the Corporation.  A “Change in Control” of the Corporation is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i)
Change in Ownership: A change in ownership of the Corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation.

(ii)	Change in Effective Control: A change in effective control of the Corporation occurs on the date that either:

(A)
Any one person, or more than one person acting as a group, acquires (or has acquired during the l2-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation; or

(B)
A majority of the members of the Board is replaced during any l2-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; provided, that this paragraph (B) will apply only to the Corporation if no other corporation is a majority shareholder.

(iii)
Change in Ownership of Substantial Assets: A change the ownership of a substantial portion of the Corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the l2-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

f.
the termination of the Director’s service on the Board because of Disability or death. “Disability” will have the meaning ascribed to such term in the Corporation’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee, as hereinafter defined; or

g.
the vesting of the Restricted Stock.  For this purpose, beginning with awards of Restricted Stock issued to Directors at the 2008 Annual Meeting, an award of Restricted Stock will vest on July 1 of the calendar year following the year of the award of the Restricted Stock, if such non-employee Director provides continued service on the Board through such date.  All awards of Restricted Stock made prior to the 2008 Annual Meeting to non-employee Directors who continue to serve on the Board through July 1, 2008 will vest on July 1, 2008.

Section 2.4(a) through (g) above are subject to the further restriction that a removal or resignation for “Cause” will not be deemed to constitute completion of the Restricted Period, but will result in a forfeiture of Restricted Stock not previously vested under Section 2.5.  For purposes of this Plan, “Cause” will be a good faith determination by the Board that the Director (i) failed to substantially perform his duties (other than a failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties; (ii) has engaged in conduct the consequences of which are materially adverse to the Corporation, monetarily or otherwise; or (iii) has pleaded guilty to or been convicted of a felony.  The Director will not be deemed to have been terminated for Cause unless there will have been delivered to the Director a letter setting forth the reasons for the Corporation’s termination of the Director for Cause and the Director has failed to cure such reason for termination within thirty (30) days of the receipt of such notice.

2.5
Forfeiture of Restricted Stock.  As of the date (“Termination Date”) a Director ceases to be a member of the Board for any reason, including but not limited to removal or resignation for Cause, the Director will forfeit to the Corporation all Restricted Stock awarded to the Director for which the Restricted Period has not ended pursuant to Section 2.4 as of or prior to the Termination Date.

2.6
Release of Restricted Stock.  Upon completion of the Restricted Period, as provided in Section 2.4, the Corporation will release the Restricted Stock to the Director, free and clear of all restrictions and other provisions of the Plan, on the first business day immediately following the last day of the Restricted Period with respect to such Restricted Stock.

2.7	Restrictions. Restricted Stock will be subject to the following restrictions during the Restricted Period:

a.	The Restricted Stock will be subject to forfeiture to the Corporation as provided in Section 2.5 of the Plan.

b.
The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive Restricted Stock nor any interest under the Plan may be assigned by a Director, and any attempted assignment shall be void.

c.
Each Certificate representing shares of Restricted Stock will be held by the Corporation and will, at the option of the Corporation, bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders.  The Director shall deliver to the Corporation a stock power endorsed in blank to the Corporation.

d.
Any additional Stock or other securities or property (other than cash) that may be issued with respect to Restricted Stock as a result of any stock dividend, stock split, business combination or other event, will be subject to the restrictions and other provisions of the Plan.

e.
The issuance of any Restricted Stock award will be subject to and contingent upon (i) completion of any registration or qualification of the Stock under any federal or state law or governmental rule or regulation that the Corporation, in its sole discretion, determines to be necessary or advisable; and (ii) the execution by the Director and delivery to the Corporation of (A) any agreement reasonably required by the Corporation, and (B) the stock power referred to in Section 2.7(c).

2.8
Tax Withholding.  The Corporation will have the right to withhold from any settlement of Stock made under the Plan (or deemed settlement due to an Internal Revenue Code (“Code”) Section 83(b) election) any federal, state, or local taxes of any kind subsequently required by law to be withheld or paid by the Corporation on behalf of a Director with respect to such settlement.  If any such taxes are imposed, the subject Director will be required to make arrangements satisfactory to the Corporation for the satisfaction of any such withholding tax obligation, including by electing to have stock withheld up to an amount that does not exceed such withholding tax obligation.  The Corporation will not be required to deliver Stock under the Plan until any such obligation is satisfied.

2.9
Effect of Tax Election.  If any Director makes a timely election under Code Section 83(b) with respect to any award, the Stock will be deemed (for income tax purposes) to be transferred to the Director effective as of the Award Date (and any obligation for withholding tax liability imposed by subsequent changes in tax laws that would be due as of the Award Date).  However, such an election will not affect the restrictions or terminate the Restriction Period for such award.

Section 3.	General Provisions

3.1
Administration.  The Plan will be administered by the Committee.  The Committee will have full power, discretion and authority to interpret and administer the Plan, except that the Committee will have no power to (a) determine the eligibility for awards of Restricted Stock or the number of shares of Restricted Stock to be awarded or the timing or value of awards of Restricted Stock to be awarded to any Director, or (b) take any action specifically delegated to the Board under the Plan.  The Committee’s interpretations and actions will, except as otherwise determined by the Board, be final, conclusive and binding upon all persons for all purposes.  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee in the engagement of such counsel, consultant or agent will be paid by the Corporation.

3.2
No Retention Rights.  Neither the establishment of the Plan or the awarding of Restricted Stock to a Director will be considered to give the Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Plan.

3.3
Interests Not Transferable.  Except as to withholding of any tax required under the laws of the United States or any state or locality, no benefit payable at any time under the Plan will be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind.  Any attempt to alienate, sell, transfer, assign, pledge, attach or otherwise encumber any such benefits whether currently or thereafter payable, will be void.  No benefit will, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits.  If any person attempts to, or alienates, sells, transfers, assigns, pledges or otherwise encumbers such person’s benefits under the Plan, or if by reason of such person's bankruptcy or any other event, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person's spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

3.4	Amendment and Termination. The Board may at any time amend or terminate the Plan; provided that:

a.	no amendment or termination will, without the written consent of a Director, adversely affect the Director’s rights under outstanding awards of Restricted Stock; and

b.
Stockholder approval of any amendment will be required if Stockholder approval is required under applicable law or the listing requirements of any national securities exchange or other exchange on which are listed any of the Corporation’s equity securities.

3.5
Severability.  If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not serve to invalidate any portion of the Plan not declared to be unlawful or invalid.  Any Section or part hereof so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part thereof to the fullest extent possible while remaining lawful and valid.

3.6	Controlling Law. The law of West Virginia, except with reference to the Code or Federal securities law, will be controlling in all matters relating to the Plan.

3.7
Stockholder Approval.  The Plan as amended and restated will be submitted for approval by Corporation’s Stockholders at the Corporation’s 2008 annual meeting of stockholders and, if not so approved, will be deemed terminated immediately following the meeting.

PETROLEUM DEVELOPMENT CORPORATION
2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

DESIGNATION OF BENEFICIARY
(Please type or print)

Name of Director:	Marital Status:	Single:
Social Security No.:		Married:

I hereby revoke any previous designation(s) of beneficiary made by me with respect to amounts payable by Petroleum Development Corporation (the “Corporation”) under the Corporation’s 2005 Non-Employee Director Restricted Stock Plan in the event of my death; and I hereby designate the following person(s) or entity to receive, upon my death, any such amounts:

Primary Beneficiary or Beneficiaries:

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Contingent Beneficiary or Beneficiaries (if your Primary Beneficiary(ies) all predecease you):

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Name:	Share:	%	Relationship:	Birth Date:
Address:				SS #

Date:	Director’s Signature

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